Exhibit 5.1

                           101 Convention Center Drive Suite 1225
                                    Las Vegas, Nevada  USA  89109
                                           Office: (702) 894-9400
                                             Cell: (702) 580-8565
                                        Facsimile: (702) 369-1420
                                         E-Mail: hga@attorney.com
Harold P. Gewerter, Esq., Ltd.
Harold P. Gewerter, Esq.
--------------------------------------
                                                   April 17, 2002

VIA EDGAR TRANSMISSION

Brands Shopping Network, Inc.
5815 North Black Canyon Hwy., Suite 100
Phoenix, Arizona 85015

Re: 2002 Stock Option Plan on SEC Registration Statement on Form
                               S-8

Ladies and Gentlemen:

     We have acted as special counsel to Brands Shopping Network, Inc., a Nevada corporation (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 1,100,000 shares of the Company's common stock, $0.001 par value, which may be issued upon the exercise of options granted under the Company's 2002 Stock Option Plan through a Registration Statement of Form S-8 as to which this opinion is a part, to be filed with the Securities and Exchange Commission (the "Commission")

     This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of
Regulation S-K.

     In connection with rendering our opinion as set forth below, we have reviewed and examined originals or copies identified to our satisfaction of the following:

      1. Articles of Incorporation of the Company as filed with the Secretary of State of the State of Nevada, as amended.

      2. Minute book containing the written deliberations and resolutions of the Board of Directors and Shareholders of the Company.

      3.   The Registration Statement.

      4. The exhibits to the Registration Statement to be filed with the Commission.

     We have examined such other documents and records, instruments and certificates of public officials, officers and representatives of the Company, and have made such other investigations as we have deemed necessary or appropriate under the circumstances.

     Based on the foregoing and reliance thereupon, we are of the opinion that:

     1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada; and

     2. Assuming the accuracy of the documents, representations and warranties of the Company, each share that will be newly issued under the terms and provisions of the Agreements, will have legally issued, fully paid and non-assessable when:

       a. The Registration Statement, as it may be amended, shall have become effective under the Securities Act;

       b. Such shares shall have been duly issued pursuant to the authorization of the Company's Board of Directors or a duly authorized committee thereof, in the manner contemplated by them; and

       c. A certificate representing such shares shall have been duly executed, countersigned and registered and duly delivered to the participant thereof against payment of the agreed consideration therefore (not less than the par value thereof) determined in accordance with the terms of the Agreements.

     We do not find it necessary for the purposes of this opinion letter to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states to the sale of the Shares, as contemplated by the Registration Statement. In delivering this opinion letter, we have assumed, as to questions of fact, among other things, the accuracy of representations and the genuineness of documents and signatures given to or reviewed by us.

     This opinion letter is limited to the General Corporation Law of the State of Nevada. The opinions expressed herein are solely for your benefit in connection with the Form S-8 Registration Statement of the Company and may not be relied upon in any manner or for any purpose by any other person or entity without the prior written consent of this firm.

     We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons for whom consent is required by Section 7 of the Securities Act or the related rules promulgated by the Commission thereunder.


                                   Sincerely,
                                   /s/ Harold P. Gewerter, Esq.
                                   Harold P. Gewerter, Esq.